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                                                                   EXHIBIT 10.24

SUMMARY OF COMPENSATION POLICY FOR DIRECTORS OF APPLIX, INC.

The following summarizes the compensation policy for directors of Applix, Inc. (the "Company"):

Cash Compensation

     Employee directors of the Company do not receive compensation for their services as directors. The non-employee directors receive annual compensation for their services as directors as follows:

     o    $20,000 to each non-employee director;

     o an additional $10,000 for the non-employee director serving as the Chairman of the Board;

     o an additional $15,000 for the non-employee director serving as the Audit Committee chairman;

     o an additional $10,000 for the non-employee director serving as the Compensation Committee chairman;

     o an additional $5,000 for the non-employee director serving as the Nominating and Corporate Governance Committee chairman;

     o an additional $5,000 for each non-employee director serving as a member of the Strategic Planning Committee;

     o an additional $2,500 for each non-employee director serving as a member of the Audit Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee);

     o an additional $2,500 for each non-employee director serving as a member of the Compensation Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee); and

     o an additional $2,500 for each non-employee director serving as a member of the Nominating and Corporate Governance Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee).

          In addition, non-employee directors are reimbursed for expenses incurred in connection with attendance at Board of Directors meetings.

Stock Options

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          Pursuant to the 2003 Director Equity Plan (the "2003 Director Plan"),
(1) each non-employee director received a stock option for 10,000 shares of common stock on January 1, 2004, (2) each non-employee director receives a stock option for 10,000 shares of common stock on January 1 of each year, so long as he or she continues to serve as a director and provided he or she attended at least 75% of the meetings of the Board of Directors and any committees on which he or she served in the preceding year and (3) each new non-employee director receives a stock option to purchase 10,000 shares of common stock upon such director's initial election to the Board of Directors (an "Election Grant"). On January 1, 2006, each of Messrs. Fire, Gyenes, Hanover, Kane and Loewenberg were granted a stock option for 10,000 shares of common stock. All of the stock options described above have an exercise price equal to the fair market value of the common stock on the date of grant. Except for Election Grants, the stock options become exercisable on the first anniversary of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date; and expire seven years from the date of grant or 90 days after the optionee ceases to serve as a director. Election Grants become exercisable in two equal annual installments on the first and second anniversaries of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date.

Stock Awards

          The non-employee directors automatically receive grants of common stock of the Company on January 1 of each year as follows:

     o $5,000 worth of common stock to each non-employee director serving as a director on such date;

     o an additional $10,000 worth of common stock to the non-employee director serving as Chairman of the Board of Directors on such date;

     o an additional $2,500 worth of common stock to each non-employee director serving on the Audit Committee on such date;

     o an additional $5,000 worth of common stock to the non-employee director serving as the Chairman of the Audit Committee on such date;

     o an additional $2,500 worth of common stock to each non-employee director serving on the Compensation Committee on such date;

     o an additional $2,500 worth of common stock to the non-employee director serving as the Chairman of the Compensation Committee on such date;

     o an additional $2,500 worth of common stock to each non-employee director serving on the Nominating and Corporate Governance Committee on such date; and

     o an additional $2,500 worth of common stock to each non-employee director serving on the Strategic Planning Committee (beginning January 1, 2007).

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          Such common stock shall be valued at the average closing price of the common stock on The NASDAQ Capital Market (or such other principal exchange on which the common stock is then listed, or the average of the closing bid and asked prices in the over-the-counter market, as applicable) on the five consecutive trading days ending two days prior to the date of each grant.